As filed with the Securities and Exchange Commission on November 13, 2000
                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                           04-2718215
--------                                                           ----------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                      Number)

     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the Plan)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                   The Eaton Vance Building, 255 State Street
                                Boston, MA 02109
                                ----------------
                     (Name and address of agent for service)

                                  (617)482-8260
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                Proposed               Proposed
 Title of                                        maximum                maximum
Securities                                      offering               aggregate
  to be                  Amount to be           price per              offering            Amount of
registered              regsitered (1)          share (2)               price           registration fee
----------              --------------          ---------               -----           ----------------
Non-Voting Common         2,400,000             $47.5625              $114,150,000        $30,135.60
Stock
$.015625 par value
---------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issuable pursuant to the Plan in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event.

(2) As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c) based upon the average of the high and low prices on The New York Stock Exchange on November 10, 2000.

                               Page 1 of 20 pages.
                           Exhibit Index is on page 5.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instructions D and E to Form S-8. The purpose of this Registration Statement is to register 2,400,000 additional shares of Non-Voting Common Stock, $.015625 par value per share, to be issued under Registrant's 1998 Stock Option Plan. The contents of a Registration Statement filed August 13, 1999 for the same purpose but relating to different shares (File No. 333-85137 - Accession No. 0000350797-99-000002) and a Registration Statement filed June 26, 2000 registering additional shares under the same plan (File No. 333-40112 - Accession No. 0000350797-00-000008) are incorporated herein by reference.

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons granted options to purchase stock pursuant to the Plan in accordance with the requirements of Rule 428.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 31st day of October, 2000.

                                EATON VANCE CORP.


                                By:     /s/ James B. Hawkes
                                        -------------------------------
                                        James B. Hawkes
                                        President





                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Eric G. Woodbury, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date
---------                       -----                           ----

/s/ James B. Hawkes             President, Chief Executive      October 31, 2000
---------------------------      Officer and Director
James B. Hawkes                  (Principal Executive Officer)


/s/ John G.L. Cabot             Director                        October 27, 2000
---------------------------
John G.L. Cabot


/s/ John M. Nelson              Director                        October 30, 2000
---------------------------
John M. Nelson


/s/ Vincent M. O'Reilly         Director                        October 31, 2000
---------------------------
Vincent M. O'Reilly


/s/ Leo I. Higdon               Director                        October 26, 2000
---------------------------
Leo I. Higdon


/s/ William M. Steul            Treasurer (Principal            October 31, 2000
---------------------------      Financial Officer)
William M. Steul


/s/ Laurie G. Russell           Chief Accounting Officer        October 31, 2000
---------------------------
Laurie G. Russell

                                  EXHIBIT INDEX
                                  -------------


                                                                      Sequential
                                                                       Page No.
                                                                       --------

Exhibit 4.1 (Specimen certificate representing
the Non-Voting Common Stock is filed as Exhibit
No. 4.1 to the registration statement on Form S-8
of the Company dated September 3, 1998 (SEC
Registration No. 333-62801) and is incorporated
herein by reference).........................................................N/A

Exhibit 5.1 (Opinion and Consent of Nixon Peabody LLP)
(filed herewith).............................................................6-7

Exhibit 23.1 (Consent of Deloitte & Touche LLP)
(filed herewith)...............................................................8

Exhibit 23.2 (Consent of Nixon Peabody LLP is included
in Exhibit 5.1) (filed herewith).............................................6-7

Exhibit 24.1 (Power of Attorney) (filed herewith)..............................3

Exhibit 99.1 (Copy of Registrant's 1998 Stock
Option Plan - Restatement No. 2) (filed herewith)..............................9

                                                                     Exhibit 5.1

                         [NIXON PEABODY LLP LETTERHEAD]
                               101 Federal Street
                        Boston, Massachusetts 02110-1832
                                 (617) 345-1000
                               FAX: (617) 345-1300



                                                November 8, 2000

Board of Directors
Eaton Vance Corp.
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     We have acted as special counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of up to and including 2,400,000 shares (the "Shares") of the Company's non-voting common stock, $0.015625 par value, pursuant to the Company's 1998 Stock Option Plan - Restatement No. 2 (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i)  the Registration Statement;

     (ii) the Plan;

     (iii) the Articles of Incorporation of the Company, as amended;

     (iv) the By-Laws of the Company in force as of the date hereof;

     (v)  the certificate of the Assistant Secretary of the Company; and

     (vi) certain resolutions of the Board of Directors of the Company.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

Eaton Vance Corp.
November 8, 2000
Page 2


     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and upon issuance and delivery in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     The opinions set forth above represents our conclusion as to the application of the general corporation law of Maryland, exclusive of the securities or "blue sky" laws of the state of Maryland, about which we express no opinion, and federal laws to the instant matter, and we can give no assurance that changes in such laws, or in the interpretation thereof, will not affect the opinion expressed by us. Moreover, there can be no assurance that a court considering the issues would not hold contrary to such opinion. Further, the opinion set forth represents our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinion expressed herein.

     Our opinion is further qualified to the extent that the validity of any provision of the Plan or the rights of any grantee under the Plan may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Registration Statement.

                                Very truly yours,


                                /s/ Nixon Peabody LLP

                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our report dated November 30, 1999, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed end funds) appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1999.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Boston, Massachusetts
November 10, 2000

                                                                    Exhibit 99.1


                                                   As effective November 1, 2000


                                EATON VANCE CORP.

                             1998 STOCK OPTION PLAN
                             ----------------------

                                RESTATEMENT NO. 2
                                -----------------

     1. Definitions. As used in this Eaton Vance Corp. 1998 Stock Option Plan the following terms shall have the following meaning:

     Board means the Company's Board of Directors.

     Code means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions and regulations and other guidance issued thereunder.

     Committee means the Option Committee of the Board, or such other Board committee as may be appointed by the Board to administer the Plan pursuant to
Section 5. The Committee shall consist solely of two or more Directors of the Company.

     Company means Eaton Vance Corp., a Maryland corporation, or any successor corporation.

     Director Option means a nonqualified stock option granted to a director pursuant to the formula plan set forth in Section 8.

     Exchange Act means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations and other guidance issued thereunder.

     Grant Date means the date on which an Option is granted.

     Incentive Option means an Option that satisfies the requirements of Section 422 of the Code.

     Market Value means the closing price on the New York Stock Exchange for the Shares for any date.

     Nonqualified Option means an Option other than an Incentive Option granted to an employee.

     Option means an option to purchase Shares granted under the Plan.

     Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

     Option Price means the price to be paid by an Optionee upon exercise of an Option.

     Optionee means a person eligible to receive an Option to whom an Option shall have been granted under the Plan.

     Plan means this 1998 Stock Option Plan, as amended or restated from time to time.

     Qualified Member means a member of the Committee who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

     Rule 16b-3 means Rule 16b-3, as from time to time in effect and applicable to the Plan and any Optionee, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     Shares means shares of Non-Voting Common Stock of the Company or such other securities as may be substituted or resubstituted therefor pursuant to Section 4.

     Subsidiary means a subsidiary of the Company, as defined in Section 424(f) of the Code.

     2. Purpose. The purpose of the Plan is to advance the interests of the Company by strengthening the ability of the Company and its Subsidiaries to attract, retain and motivate directors and employees by providing them with an opportunity to purchase Shares and thus participate in the ownership of the Company, including the opportunity to share in any appreciation in the value of such Shares. It is intended that the Plan will strengthen the mutuality of interest between such persons and the stockholders of the Company. Both Incentive Options and Nonqualified Options may be granted under the Plan. This Plan is the successor to the Company's 1995 Stock Option Plan - Restatement No. 2.

     3. Effective Date. The Plan became effective on July 7, 1998, the date it was adopted by the Board and approved by the voting stockholders of the Company. This Restatement No. 2 became effective on November 1, 2000, the date it was adopted by the Board and approved by the voting stockholders of the Company.

     4. Stock Subject to the Plan; Adjustments.

     (a) Shares Reserved. Subject to adjustment as hereinafter provided, the total number of Shares reserved for issuance in connection with Options under the Plan shall be 6,000,000 (which at the close of business on November 13, 2000, shall be increased to 12,000,000 to reflect the two-for-one stock split effective on that date). No Option may be granted if the number of shares to which such Option relates, when added to the number of Shares previously issued under the Plan, exceeds the number of shares reserved under this Section 4(a). Shares issued under the Plan shall be counted against this limit in the manner specified in Section 4(b).

     (b) Manner of Counting Shares. If any Shares subject to an Option are forfeited, canceled, exchanged, or surrendered or such Option is settled in cash or otherwise terminates without a distribution of Shares to the Participant, including (i) the number of Shares withheld in payment of any Option Price or tax obligation relating to the exercise of such Option and (ii) the number of Shares equal to the number surrendered in payment of any Option Price or tax obligation relating to the exercise of such Option, such number of Shares will again be available for Options under the Plan. The Committee may make determinations and adopt regulations for the counting of Shares relating to any Option to ensure appropriate counting, avoid double counting (in the case of substitute Options), and provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Option.

     (c) Type of Shares Distributable. Any Shares delivered upon exercise of an Option may consist, in whole or in part, of authorized and unissued Shares or Shares reacquired by the Company through purchase in the open market or in private transactions.

     (d) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property) which is unusual and non-recurring, or any recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Options, (ii) the number and kind of Shares issued or issuable in respect of outstanding Options or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Option, (iii) the Option Price relating to any Option, and (iv) the number and kind of Shares set forth in Section 7(d) as the per-person limitation for any three calendar years; provided, however, in each case that, with respect to Incentive Options, such adjustment shall be made in accordance with Section 424 of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any criteria and performance objectives or goals included in, Options in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Subsidiary or any business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee's assessment of the business strategy of the Company, a Subsidiary, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of an Optionee, and any other circumstances deemed relevant; provided that, unless otherwise determined by the Committee, no such adjustment shall be made if and to the extent that such adjustment would cause Options granted to employees who are "covered employees" within the meaning of Code Section 162(m) to fail to qualify as

"performance-based compensation" under Code Section 162(m) and regulations thereunder.

     5. Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority and discretion to take the following actions, in each case subject to and consistent with the provisions of the Plan:

     (i) to select employees to whom Options may be granted;

     (ii) to determine the type and number of Options to be granted to employees, the number of Shares to which such an Option may relate, the terms and conditions of any Option granted to an employee under the Plan (including the Option Price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of such an Option, and waivers or accelerations thereof, and waivers of performance conditions relating to such an option, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with any Option granted to an employee;

     (iii) to determine whether, to what extent, and under what circumstances an Option may be settled, or the Option Price may be paid, in cash, Shares or other property, or an Option may be canceled, forfeited, exchanged, or surrendered;

     (iv) to determine whether, to what extent, and under what circumstances cash, Shares or other property payable with respect to an Option will be deferred either automatically, at the election of the Committee, or at the election of the Optionee, and whether to create trusts and deposit Shares or other property therein;

     (v) to prescribe the form of each Option Agreement, which need not be identical for each Optionee;

     (vi)  to  adopt,  amend,  suspend,   waive,  and  rescind  such  rules  and
regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, rules and regulations, Option Agreement, or other agreement or instrument hereunder; and

     (viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

In its administration of the Plan, the Committee shall not take any action which would result in a transaction involving a Director Option failing to be exempt under Rule 16b-3(d). Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Optionees who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Option to be granted to an employee who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Option intended to constitute "qualified performance-based compensation" within the meaning of Code
Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is a not Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Optionees, any person claiming any rights under the Plan from or through any Optionee, and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Optionee who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3(d).

     (c) Limitation of Liability. Each member of the Committee shall be entitled in good faith to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     6. Duration of the Plan. This Plan shall terminate ten years from the original effective date hereof, unless terminated earlier pursuant to Section 12, and no Options may be granted thereafter.

     7. Options for Employees.

     (a) Eligible Employees. Options may be granted to those employees of the Company or of any of its Subsidiaries as are selected by the Committee.

     (b) Restrictions on Incentive Options. Incentive Options shall be subject to the following restrictions:

     (i) Limitation on Number of Shares. To the extent that the aggregate Market Value on the Grant Date of the Shares with respect to which an Option that would otherwise constitute an Incentive Option (when aggregated, if appropriate, with incentive stock options granted before the Option under this Plan or any other plan maintained by the Company or any Subsidiary of the Company) is exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonqualified Option.

     (ii) 10% Stockholder. If any Optionee to whom an Incentive Option is granted is on the Grant Date the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then the following special provisions shall be applicable to that Incentive Option:

          (A) The Option Price per Share shall not be less than 110% of the Market Value on the Grant Date; and

          (B) The Incentive Option shall expire not more than five years after the Grant Date.

     (c)  Price.  Subject to the  conditions  on  certain  Incentive  Options in
Section 7(b), the Option Price per Share payable upon the exercise of each Incentive Option shall be not less than 100% of the Market Value on the Grant Date. The Option Price per Share of stock payable upon exercise of each Nonqualified Option shall be determined by the Committee, provided that the Option Price shall not be less than 100% of the Market Value on the Grant Date.

     (d) Limitation on Number of Shares to be Granted to Each Optionee. Each Option Agreement shall specify the number of Shares to which it pertains. No Optionee may receive, during any three calendar year period, Options to purchase more than 1,800,000 Shares (which at the close of business on November 13, 2000 shall be increased to 3,600,000 Shares to reflect the two-for-one stock split effective on that date). If any Option granted to an employee is canceled, the canceled Option continues to be counted against the maximum number of Shares for which Options may be granted to that employee under the Plan. If, after grant of an Option to an employee, the Option Price is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option, and in such case both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of Shares for which Options may be granted to that employee under the Plan. The preceding two sentences apply only to calculating the maximum number of Shares available to an Optionee during any three calendar year period, and shall not apply to or affect the manner of counting Shares pursuant to Section 4(b).

     (e) Exercise of Options. Subject to the terms and conditions set forth in the Option Agreement, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants the Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten years after the Grant Date.

     8. Formula Plan; Options for Directors. Upon first election to the Board of Directors of the Company of a person who was not, within twelve months preceding election, either an officer of employee of the Company or any Subsidiary, such person shall be granted a Director Option to purchase the number of Shares calculated by dividing $100,000 by the Market Value of the Shares on the Grant Date. On the third Friday of December in each year, each director who is not an employee of the Company and its Subsidiaries shall receive a Director Option to purchase the number of Shares calculated by dividing $100,000 by the Market Value of the Shares on the Grant Date. In the event that on any Grant Date there is not a sufficient number of Shares available to implement fully the preceding sentences, then each such director shall receive a pro rata portion of the Director Option contemplated by the preceding sentences. The Option Price for each Director Option shall be the Market Value on the Grant Date or, in the event there is no Market Value available on the Grant Date, on the date next following the Grant Date for which a Market Value is available. Each Director Option shall become exercisable in four equal installments upon each of the first four anniversaries of the Grant Date. No Director Option shall be exercisable later than ten years after the Grant Date. It is intended that each Director Option automatically granted pursuant to this Section 8 shall be made pursuant to a formula plan as defined in Release No. 34-37260 of the Securities and Exchange Commission (adopting restated Rule 16b-3).

     9. Terms and Conditions Applicable to All Options.

     (a) Non-Transferability. Except as otherwise expressly provided in an Option Agreement, no Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him or her.

     (b) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If the Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the Optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the Option is exercised. Payment shall be made by (i) cash or check, (ii) delivery and assignment to the Company of already-owned Shares having a Market Value as of the date of exercise equal to the exercise price, (iii) if approved by the Committee, delivery of the Optionee's promissory note for the exercise price, or (iv) any combination of
(i), (ii) or (iii) above.

     (c) No Rights to Options; No Stockholder Rights. No employee shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of employees. No Option shall confer upon the Optionee any rights as a stockholder or any claim to dividends paid with respect to any Shares to which the Option relates unless and until such Shares are duly issued to him or her in accordance with the terms of the Option.

     (d) Cancellation and Rescission of Options. The Committee may provide in any Option Agreement that, in the event an Optionee violates a term of the Option Agreement or other agreement with or policy of the Company or a Subsidiary, takes or omits to take actions that are deemed to be in competition with the Company or its Subsidiaries, an unauthorized solicitation of customers, suppliers, or employees of the Company or its Subsidiaries, or an unauthorized disclosure or misuse of proprietary or confidential information of the Company or its Subsidiaries, or takes or omits to take any other action as may be specified in the Option Agreement, the Optionee shall be subject to forfeiture of such Option or portion, if any, of the Option as may then remain outstanding and also to forfeiture of any amounts of cash, Shares or other property received by the Optionee upon exercise or settlement of such Option or in connection with such Option during such period (as the Committee may provide in the Option Agreement) prior to the occurrence which gives rise to the forfeiture.

     (e) Options to Optionees Outside the United States. The Committee may modify the terms of any Option under the Plan granted to an Optionee who is, at the time of grant or during the term of the Option, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Option shall conform to laws, regulations, and customs of the country in which the Optionee is then resident or primarily employed, or so that the value and other benefits of the Option to the Optionee, as affected by foreign tax laws and other restrictions applicable as a result of the Optionee's residence or employment abroad, shall be comparable to the value of such an Option to an Optionee who is resident or primarily employed in the United States. An Option may be modified under this
Section 9(f) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

     10. Termination of Options. Each Option shall terminate and may no longer be exercised if the Optionee ceases to perform services for the Company or a Subsidiary, in accordance with the following provisions:

     (i) if the Optionee's services shall have been terminated by resignation or other voluntary action, or if such services shall have been terminated involuntarily for cause, all of the Optionee's Options shall terminate and may no longer be exercised;

     (ii) if the Optionee's services shall have been terminated for any reason other than cause, resignation or other voluntary action before his or her eligibility to retire, and before his or her disability or death, he or she may at any time within a period of fifteen (15) months after such termination of service exercise his or her Options to the extent that the Options were exercisable on the date of termination of service;

     (iii) if the Optionee's service shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Code, he or she may at any time within a period of fifteen (15) months after such termination of service exercise his or her Options to the extent that such Options were exercisable on the date of termination of service; and

     (iv) if the Optionee dies at a time when he or she might have exercised an Option, then his or her estate, personal representative or beneficiary to whom it has been transferred pursuant to Section 9(a) hereof may at any time within a period of fifteen (15) months after the Optionee's death exercise the Option to the extent the Optionee might have exercised it at the time of death;

provided, however, that the Committee may, at its sole discretion, provide specifically in an Option Agreement for such other period of time (shorter or longer than as set forth above) during which an Optionee may exercise an Option after termination of the Optionee's services as the Committee may approve, subject to the overriding limitation that no Option may be exercised to any extent by anyone after the date of expiration of the Option.

     11. Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee may satisfy the obligations by electing (a) to make a cash payment to the Company, or (b) to have the Company withhold Shares with a value equal to the amount required to be withheld, or (c) to deliver to the Company already-owned Shares with a value equal to the amount required to be withheld. The value of Shares to be withheld or delivered shall be based on the Market Value on the date the amount of tax to be withheld is to be determined. The Optionee's election to have Shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the date the amount of tax is to be determined, (2) the election must be irrevocable, and (3) the election will be subject to the disapproval of the Committee.

     12. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided:

     (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option without the consent of the Optionee holding that Option; and

     (b) that any such amendment which:

          (i) increases the maximum number of Shares subject to this Plan,

          (ii) changes the class of persons eligible to participate in this Plan, or

          (iii) materially increases the benefits accruing to participants under this Plan shall be subject to approval by the voting stockholders of the Company within one year from the effective date of such amendment and shall be null and void if such approval is not obtained.

     13. Change of Control - Automatic Vesting of Options. Notwithstanding anything to the contrary herein, the Board or the Committee shall include in the Option Agreement for each unvested Option granted under this Plan the following provision, and such inclusion may be effected by incorporating this provision by reference to this Section 13:

     This Option shall be immediately exercisable and the Optionee shall become eligible to purchase any and all shares covered by each Option at any time or from time to time after the occurrence of a Change of Control of the Company. A "Change of Control" shall mean:

     (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding non-voting common stock of the Company (the "Non-Voting Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Company Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 25% or more of the Company Voting Securities, shall not constitute a Change of Control; and provided, further, that the provisions of this subsection (a) shall apply whether or not the Company Voting Securities or the Non-Voting Stock is registered or required to be registered under the Exchange Act; or

     (b) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, that any individual becoming a director of the Company ("Director") subsequent to the date of the Option whose election or nomination for election by the Company's shareholders, was approved by at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act); or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Non-Voting Stock and of the Company Voting Securities immediately prior to such Business Combination will not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding non-voting stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Non-Voting Stock and Company Voting Securities, as the case may be; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company, or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a sale or disposition of Eaton Vance Management (or any successor thereto) or of all or substantially all of the assets of Eaton Vance Management (or any successor thereto), or (iv) an assignment by any direct or indirect investment adviser subsidiary of the Company of investment advisory agreements pertaining to more than 50% of the aggregate assets under management of all such subsidiaries of the Company, in the case of (ii), (iii) or (iv) other than to a corporation or other entity with respect to which, following such sale or disposition or assignment, more than 60% of, respectively, the outstanding non-voting stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Non-Voting Stock and Company Voting Securities immediately prior to such sale, disposition or assignment in substantially the same proportion as their ownership of the Non-Voting Stock and Company Voting Securities, as the case may be, immediately prior to such sale, disposition or assignment.

     Notwithstanding the foregoing, the following events shall not cause, or be deemed to cause, and shall not constitute, or be deemed to constitute, a Change of Control:

     (1) The acquisition, holding or disposition of Company Voting Securities deposited under the Voting Trust Agreement dated as of October 30, 1997 or of the voting trust receipts issued therefor, or any change in the persons who are voting trustees thereunder, or the acquisition, holding or disposition of Company Voting Securities deposited under any subsequent replacement voting trust agreement or of the voting trust receipts issued therefor, or any change in the persons who are voting trustees under any such subsequent replacement voting trust agreement; provided, that any such acquisition, disposition or change shall have resulted solely by reason of the death, incapacity, retirement, resignation, election or replacement of one or more voting trustees.

     (2) Any termination or expiration of a voting trust agreement under which Company Voting Securities have been deposited or the withdrawal therefrom of any Company Voting Securities deposited thereunder, if all Company Voting Securities and/or the voting trust receipts issued therefor continue to be held thereafter by the same persons in the same amounts, or if contemporaneously there shall be a Business Combination or change in the capitalization of the Company as described in clause (3) below.

     (3) A Business Combination or change in the capitalization of the Company pursuant to which the holders of the Non-Voting Stock of the Company become holders of voting securities of the Company or of the corporation or other entity resulting from such Business Combination, in substantially the same proportion as their ownership of Non-Voting Stock immediately prior to such Business Combination or change in capitalization.

     14. General Provisions.

     (a) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Option until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

     (b) Compliance with Section 162(m) and Rule 16b-3. If any provision of the Plan or any Option Agreement relating to a "covered employee" or a person subject to Section 16 of the Exchange Act does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder or Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     (c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

     (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment relating to an Option under the Plan, or any distribution of Shares, or any payroll or other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option or exercise thereof. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

     (e) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the voting stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Option Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws, and applicable federal law.